Exhibit 10.1

EIGHTH AMENDMENT TO FIFTH AMENDED AND RESTATED MORTGAGE

WAREHOUSING AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO FIFTH AMENDED AND RESTATED MORTGAGE WAREHOUSING AND SECURITY AGREEMENT (this “Amendment”) is made as of March 28, 2014, by and among ACRE CAPITAL LLC (f/k/a EF&A FUNDING, L.L.C.) (the “Borrower”), BANK OF AMERICA, N.A., as Credit Agent (in such capacity, the “Credit Agent”), and the LENDERS party to this Amendment (the “Lenders”).

WITNESSETH:

WHEREAS, the Credit Agent, the Lender and the Borrower are parties to that certain Fifth Amended and Restated Mortgage Warehousing and Security Agreement, dated as of April 16, 2010 (as amended to date, the “Loan Agreement”); and

WHEREAS, the Credit Agent and the Lender have agreed to further amend the Loan Agreement as set forth herein, all on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Agent and the Lender agree as follows:

1.     Defined Terms.  Capitalized terms used in this Amendment but not defined herein shall have the meanings set forth in the Loan Agreement.

2.     Amendment to Loan Agreement.  As of the Effective Date (as hereafter defined), the Loan Agreement is hereby amended as follows:

(a)       Clause (2) of the second sentence of Section 1.1(i) is hereby amended by deleting the date “April 1, 2014” where it appears therein and replacing it with “May 1, 2014.”

3.     Conditions Precedent.  This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by Credit Agent of, the following conditions and any other conditions set forth in this Amendment, by no later than 2:00 p.m. (Chicago time) on March 28, 2014, subject to extension at the discretion of the Credit Agent (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment shall be null and void at the option of the Credit Agent:

(a)       The Credit Agent shall have received the following:

(i)                                     This Amendment, duly executed by all parties.

(ii)           Such certificates of resolutions or other actions, incumbency certificates and/or other certificates of an authorized officer of the Borrower as the Credit Agent may require evidencing (A) the authority of the Borrower to enter into this Amendment and any other documents to be executed and delivered in connection herewith, and (B) the identity, authority and capacity of the officer executing and delivering this Amendment on behalf of the Borrower.

(iii)          Such other documents as the Credit Agent may reasonably request.

(b)       No Default or Event of Default will exist as of the Effective Date.

(c)       The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents shall have been when made, and will be on the Effective Date, true and correct in all material respects, except as to matters which speak to a specific date and changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

4.     Waiver of Claims.  The Borrower as of the date hereof and as of the Effective Date, acknowledges, confirms and agrees that it has no offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Credit Agent and/or any Lender with respect to any of its liabilities and obligations owing to the Credit Agent and/or any Lender, and, in any event, as of the date hereof and as of the Effective Date the Borrower specifically waives, releases, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof or the Effective Date against the Credit Agent and/or the Lender, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Loan Agreement or the administration thereof or the obligations created thereby.

5.     Acknowledgments by the Borrower.  As of the date hereof and as of the Effective Date, the Borrower acknowledges, confirms, represents and warrants and agrees that:

(a)       This Amendment is a Loan Document.

(b)       Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and, as of the date hereof and as of the Effective Date, the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents applicable to the Borrower, and (y) represents and warrants that:

(i)          As of the date the Borrower executes this Amendment, no Default or Event of Default exists, and no Default or Event of Default will exist as of the Effective Date.

(ii)         The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, and will be true and correct in all material respects as of the Effective Date, except as to matters which speak to a specific date, and changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(iii)        The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of the Borrower is duly authorized to do so.

(iv)        This Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(c)       The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Credit Agent in connection with this Amendment and all previous matters relating to the Loan Agreement and the Borrower’s relationship with the Credit Agent and the Lender.

6.     Miscellaneous.

(a)       This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as the originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party upon request of another party.

(b)       This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify or otherwise affect the provisions hereof.

(c)       This Amendment shall be governed in accordance with the internal laws of the State of New York (without regard to conflict of laws principles which would result in the application of the law of another jurisdiction) as an instrument under seal.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

ACRE CAPITAL LLC

By:	ACRE Capital Holdings LLC,
its Sole Member

	By:	/s/ Kelley A Prevete
Name: Kelley A. Prevete
Title: Vice President

BANK OF AMERICA, N.A., as Credit
Agent and Lender

By:	/s/ Andrew Blomstedt
Name: Andrew Blomstedt
Title: Vice President

Signature page to Eighth Amendment to Fifth Amended and Restated Mortgage

Warehousing and Security Agreement